Exhibit 3.6


                              CERTIFICATE OF MERGER

                                       OF

                             FUN TYME CONCEPTS, INC.
                            (a New York Corporation)

                                      INTO

                            DIVERSICON HOLDINGS CORP.
                            (a Delaware Corporation)

            (Pursuant to Section 907 of the Business Corporation Law)


            The undersigned constituent corporations herein named do
                              certify as follows:

     FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

     SECOND: The name of the foreign constituent corporation, which is to be the surviving corporation, and which is hereinafter sometimes referred to as the "surviving constituent corporation," is Diversicon Holdings Corp. The surviving constituent corporation was incorporated as such on September 24, 1998 in the State of Delaware. No application for authority to transact business as a foreign corporation in the State of New York was filed, by the surviving constituent corporation, with the New York Department of State, and the surviving constituent corporation is not to do business in the State of New York until an Application for Authority shall have been filed with the New York Department of State. The name of the domestic constituent corporation is Fun Tyme Concepts, Inc.: the domestic constituent corporation was incorporated as such on April 19, 1993 in the State of New York.

     THIRD: The domestic constituent corporation was incorporated as Fun Tyme Concepts, Inc., in the State of New York, on April 19, 1993. It has not changed its name since then. The foreign constituent corporation was incorporated as Diversicon Holdings Corp., in the State of Delaware, on September 24, 1998. It has not changed its name since then. The domestic constituent corporation (Fun Tyme Concepts, Inc.) is merging into the surviving constituent corporation (Diversicon Holdings Corp.).

     FOURTH: As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:


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

                           Diversicon Holdings Corp.

Designation of    Number of            Designation               Classes and
Each outstanding  outstanding          of class and              series entitled
Class and series  shares of            series entitled           to vote as a
of shares         each class           to vote                   class

Common Stock      2,497,991                 N/A
---------------   -----------          ---------------           ---------------
par value $.001
----------------  -----------          ---------------           ---------------

                             Fun Tyme Concepts, Inc.

Designation of    Number of            Designation               Classes and
Each outstanding  outstanding          of class and              series entitled
Class and series  shares of            series entitled           to vote as a
of shares         each class           to vote                   class

Common Stock      2,497,991                 N/A
----------------  -----------          ---------------           ---------------
par value $.001
----------------  -----------          ---------------           ---------------


     FIFTH: The merger herein certified was authorized in respect of the merged constituent corporation by the vote of the holders of at least two-thirds of all outstanding shares of the corporation's Common Stock, the only class entitled to vote under the certificate of incorporation and under paragraph (a)(2) of section 903 of the Business Corporation Law.

     SIXTH: All taxes and fees accrued against the merged constituent corporation have been paid, and an estimated cessation franchise tax report through the anticipated date of merger has been filed, and the surviving constituent corporation will file a final franchise tax report and any and all taxes and fees due within thirty days of filing this Certificate of Merger.

     SEVENTH: The merger herein certified is permitted by the laws of the jurisdiction of incorporation of the surviving constituent corporation and is in compliance with said laws.

     EIGHTH: The surviving constituent corporation agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of the merger constituent corporation for which the surviving constituent corporation is previously amenable to suit in the State of New York and for the enforcement, as provided in the Business Corporation Law of the State of New York, of the right of shareholders of the merged constituent corporation to receive payment for their shares against the surviving constituent corporation.

     NINTH: The surviving constituent corporation agrees that, subject to the provisions of section 623 of the Business Corporation Law of the State of New York, it will promptly pay to the shareholders of the merged constituent corporation the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Law of the State of New York relating to the rights of shareholders to receive payment of their shares.

     TENTH: The surviving constituent corporation hereby designates the Secretary of State of the State of New York as its agent upon whom process against it may be served in the manner set forth in paragraph (b) of section 306 of the Business Corporation Law of the State of New York. The address to which the said Secretary of State shall mail a copy of any process against the surviving corporation served upon him is President, Diversicon Holdings Corp., 290 Wild Avenue, Staten Island, New York 10314.

     IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under the penalty of perjury, that the statements contained herein have been examined by us and are true and correct.

Executed on this 22nd day October, 1998

Fun Tyme Concepts, Inc.


By:
    -------------------------------
    Daniel Catalfumo, President

By:
    -------------------------------
    Richard Rosso, Secretary



                                             Diversicon Holdings Corp.


                                             By:
                                                 -------------------------------
                                                 Daniel Catalfumo, President

                                             By:
                                                 -------------------------------
                                                 Richard Rosso, Secretary

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